UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

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(Amendment No. )

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J. ALEXANDER’S CORPORATION
(Name of Registrant as Specified in Its Charter)

PRIVET FUND LP
PRIVET FUND MANAGEMENT LLC
JCP INVESTMENT PARTNERSHIP, LP
JCP INVESTMENT PARTNERS, LP
JCP INVESTMENT HOLDINGS, LLC
JCP INVESTMENT MANAGEMENT, LLC
RYAN LEVENSON
BEN ROSENZWEIG
JAMES PAPPAS
TODD DIENER

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On April 2, 2012, Privet Fund LP issued the following press release:

Privet Fund LP Delivers Letter to Independent Directors of J. Alexander’s

ATLANTA, GA – April 2, 2012 – Privet Fund LP (“Privet”), a member of a group of shareholders collectively holding over 12.6% of the common stock of J. Alexander’s Corp. (“J. Alexander’s” or the “Company”) (NASDAQ: JAX), today announced that it delivered a letter to the Company’s independent directors.

The full text of the letter follows:

April 2, 2012

E. Townes Duncan
Brenda B. Rector
Joseph N. Steakley

J. Alexander’s Corporation
3401 West End Avenue, Suite 260
Nashville, Tennessee 37202

Dear Independent Directors of J. Alexander’s Corporation,

As significant shareholders of J. Alexander’s Corporation (“J. Alexander’s” or the “Company”), holding over 12.6% of the Company’s common stock, we call on you to exercise your fiduciary duties as independent directors. These duties mandate that you work to create value for shareholders. Given the Company’s historical inability to create stockholder value, we believe it is now time to give shareholders a voice in the strategic direction of J. Alexander’s.

We find it troubling that, following the nomination of our highly qualified director candidates and our numerous attempts to more fully discuss our suggestions, no representative of Company management or current Director has sought to speak with any member of our group.  There has been no attempt to interview our candidates for potential Board service, nor has there been any effort to initiate a constructive dialogue that could potentially avoid a protracted and costly proxy contest. How can the complete dismissal of the Company’s largest shareholder group (not to mention the implementation of a more stringent poison pill) be construed as being in the best interests of shareholders?  As independent directors of a widely-held public company, your fiduciary duties may at times be at odds with the interests of non-independent directors.  At such times, you must not simply settle for what may satisfy your technical legal obligations, but rather strive to create results that advance shareholder interests.

We note that the Board has retained a proxy solicitation firm.  Hopefully this firm’s advice focuses on discovering and communicating the opinions of your shareholders, rather than blindly pushing the Company toward a contested election.  It is our opinion that a proxy contest is definitively not in the best interests of the Company and its shareholders.  Not only will the inordinate monetary costs be fully borne by the stockholders (will leadership and the Board accept less money this year if they lose?), but a proxy contest will have the ancillary effect of distracting management and the Board from devoting the necessary time and attention to properly operating the business.

Your role as independent directors mandates that you have an open mind when engaging with large shareholders. It is only prudent to examine several opinions and exhaust all options prior to commencing an extremely costly course of action.  The position of independent director was conceived to function as a representative of the shareholder who is not burdened with the conflicts of interest held by non-independent directors.  Yet you seem to be willing to act counter to the wishes of your own constituency.

The time has come for you to assert yourselves in your role as shareholder representatives, not passive advocates for the status quo. We urge you to not let the metaphorical team suffer simply because certain players insist on never letting go of the ball.

We are long-term shareholders who would prefer nothing more than to continuously own this Company for several years.  We are not demanding that the Company be put up for sale, nor advocating for the termination of any employees.  As shareholder representatives, we simply want to be involved in crafting long-term operational and capital allocation strategies while holding management accountable for executing on stated goals and creating shareholder value.

We maintain our firm commitment to advancing the best interests of the Company and its owners. Should management continue down this path of needless value destruction, we ask you to stay mindful of the potential costs, especially in relation to the size of the current enterprise, and request that you not be wasteful as the Company continues to fight us with our own money.

Best Regards,

Ryan Levenson and Ben Rosenzweig
Privet Fund Management LLC

Contact:
Ben Rosenzweig
Privet Fund Management LLC
(404) 419-2674

SOURCE: Privet Fund LP

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Privet Fund LP (“Privet”), Privet Fund Management LLC (“Privet Management” and together with Privet, the “Privet Parties”) and the other participants named herein, intend to make a preliminary filing with the Securities and Exchange Commission ("SEC") of a proxy statement and accompanying proxy card to be used to solicit votes in connection with the solicitation of proxies for the election of individuals to the Board of Directors of J. Alexander’s Corporation (the “Company”) at the 2012 annual meeting of shareholders.

THIS COMMUNICATION MAY BE DEEMED TO BE SOLICITATION MATERIAL IN RESPECT OF THE SOLICITATION OF PROXIES BY THE PRIVET PARTIES AND THE OTHER PARTICIPANTS NAMED HEREIN FROM THE COMPANY’S SHAREHOLDERS IN CONNECTION WITH THE 2012 ANNUAL MEETING.  THE PRIVET PARTIES STRONGLY ADVISE ALL SHAREHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT WHEN IT IS AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION.  SUCH PROXY STATEMENT WILL BE AVAILABLE AT NO CHARGE ON THE SEC'S WEBSITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THE SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE UPON REQUEST.

The participants (the “Participants”) in the proxy solicitation are anticipated to be Privet, Privet Management, Ryan Levenson, Benjamin Rosenzweig, James Pappas, Todd Diener, JCP Investment Partnership, LP (“JCP Partnership”), JCP Investment Partners, LP (“JCP Partners”), JCP Investment Holdings, LLC (“JCP Holdings”), and JCP Investment Management, LLC (“JCP Management”).

Information regarding the Participants, including their direct or indirect interests in the Company, by security holdings or otherwise, is contained in the Schedule 13D initially filed by Privet, Privet Management, and Ryan Levenson with the SEC on November 3, 2011, as amended or may be amended from time to time (the "Schedule 13D").  The Schedule 13D is currently available at no charge on the SEC's website at http://www.sec.gov.  As of the date hereof, the Participants collectively own an aggregate of 762,474 shares of Common Stock of the Company, consisting of the following:  (1) 521,524 shares owned directly by Privet Fund, (2) 26,357 shares owned directly by Privet Management, (3) 3,029 shares owned directly by Benjamin Rosenzweig, and (4) 211,564 shares owned directly by JCP Partnership.  Ryan Levenson and Privet Management may be deemed to beneficially own the shares of Common Stock owned directly by Privet.  Ryan Levenson may be deemed to beneficially own the shares of Common Stock owned directly by Privet Management.  As a general partner of JCP Partnership, JCP Partners may be deemed to beneficially own the shares of Common Stock owned directly by JCP Partnership. As the general partner of JCP Partners, JCP Holdings may be deemed to beneficially own the shares of Common Stock owned directly by JCP Partnership. As the investment manager of JCP Partnership, JCP Management may be deemed to beneficially own the shares of Common Stock owned directly by JCP Partnership.  As the managing member of JCP Management and the sole Member of JCP Holdings, James Pappas may be deemed to beneficially own the shares of Common Stock owned directly by JCP Partnership.

As members of a “group” for the purposes of Rule 13d-5(b)(1) of the Securities Exchange Act of 1934, as amended, each of the Participants in this proxy solicitation is deemed to beneficially own the shares of Common Stock of the Company beneficially owned in the aggregate by the other Participants. Each of the Participants in this proxy solicitation disclaims beneficial ownership of such shares of Common Stock except to the extent of his or its pecuniary interest therein.